Exhibit 16.1

[BDO Seidman, LLP Letterhead]

233 N. Michigan Ave., Suite 2500
Chicago, Illinois 60601
Telephone: 312-856-9100
Fax: 312-856-1379

June 25, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01(a) of Form 8-K for the event that occurred on June 23, 2009, to be filed by our former client, LMI Aerospace, Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman LLP